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EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-2202) pertaining to the AMX Corp. 1996 Employee Stock Purchase Plan, the AMX Corp. 1995 Director Stock Option Plan, the AMX Corp. 1995 Stock Option Plan, and the AMX Corp. 1993 Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-83061) pertaining to the AMX Corp. 1999 Equity Incentive Plan of our report dated April 18, 2002 with respect to the consolidated financial statements and financial statement schedule of AMX Corporation included in this Annual Report (Form 10-K) for the year ended
March 31, 2002.

                                       Ernst & Young LLP

Dallas, Texas
June 28, 2002